UNITED STATES
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SCHEDULE 14A
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Target Corporation
(Name of Registrant as Specified In Its Charter)
Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square International, Ltd.
Pershing Square IV Trade-Co, L.P.
Pershing Square IV-I Trade-Co, L.P.
Pershing Square International IV Trade-Co, Ltd.
Pershing Square International IV-I Trade-Co, Ltd.
William A. Ackman
Michael L. Ashner
James L. Donald
Ronald J. Gilson
Richard W. Vague
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Transcript Excerpt from a March 16, 2009 Bloomberg News Interview with William A. Ackman
     Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square IV Trade-Co, L.P., Pershing Square IV-I Trade-Co, L.P., Pershing Square International IV Trade-Co, Ltd. and Pershing Square International IV-I Trade-Co, Ltd. (collectively “Pershing Square”) and the other participants named herein are filing the materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies with respect to the election of a slate of director nominees proposed by Pershing Square at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Target Corporation, a Minnesota corporation. Pershing Square has not yet filed a proxy statement with the SEC with respect to the Annual Meeting.
     On March 16, 2009, William Ackman, the founder and managing member of the general partner of Pershing Square Capital Management, L.P., had a television interview with Margaret Popper, a reporter for Bloomberg News. The following is a transcript excerpt from the interview:
     MARGARET POPPER, REPORTER, BLOOMBERG NEWS: That’s right, I’m here with Bill Ackman. And Bill, the question of the day is you’ve lost 93 percent on your Target investment, you’ve got this fund that’s only invested in Target. How do you turn that around?
     WILLIAM A. ACKMAN, PERSHING SQUARE CAPITAL MANAGEMENT, L.P.: Sure. Actually just to clarify, we have a separate fund, a co-investment vehicle called Pershing Square IV, which owns a levered interest in Target through options. It’s down 93 percent — actually it’s done — that’s at the low. So it’s bounced somewhat since then.
     We also have an investment in our main funds. We own the stock directly. Neither have been good investments, but the overall picture is not down 93 —
     POPPER: So how do you fix it?
     ACKMAN: We fix it by actually adding some directors to the board of Target. And today — later today we’re going to announce that we’re proposing four — actually five directors for the board.
     POPPER: And who are these guys?
     ACKMAN: We — if you look at Target’s board, it’s a group of, I would say, outstanding executives. But interestingly, if you think about Target’s business, there are three businesses. Principally retail, next in terms of scale of the business — real estate, and lastly credit cards.
     POPPER: Right.
     ACKMAN: But if you look at the board, the only executive with real retail experience is the CEO. So there are no independent directors with meaningful retail experience.

     So first we’re going to propose Jim Donald. Jim Donald is the former CEO of Starbucks. Prior to that, he’s had enormous experience in the food retailing industry.
     POPPER: He was at Wal-Mart.
     ACKMAN: He was at Wal-Mart. He was hand picked by Sam Walton actually to help build out their grocery business. So he’s got big-box grocery experience. He’s got really — has experience at Albertson’s, Pathmark.
     So he’s really an outstanding retail executive. And we think he can bring enormous value to Target, particularly with respect to the food retailing part of the business.
     POPPER: You want to see them build out food?
     ACKMAN: Well it’s something — it’s an initiative the company’s really already underway. Traffic is critically important, particularly in a difficult environment. People are still buying food. And when they go in to buy food, they might walk by some apparel and that actually helps the frequency and helps drive sales.
     I think Wal-Mart has been a beneficiary having a much larger food component than Target. And I think he can be a big help.
     POPPER: All right, so we’ve got Donald. Who else?
     ACKMAN: An executive named Richard Vague. Richard Vague started a company called First USA. First USA became a public company. It was, I think, the best performing financial stock for a number of years, on the New York Stock Exchange, prior to the sale to — I guess ultimately it was to JPMorgan, was bought by Bank One. It now comprises a big portion — was the foundation of the credit-card business at JPMorgan.
     And this is a business that frankly Target could use some help in. It’s really —
     POPPER: And what do you want to see Vague do there?
     ACKMAN: Well again, he’s got specific — what I call domain expertise. There’s no one on the board — there is a bank chairman, Richard Kovacevich is a bank chairman, but he’s not really a credit-card expert in the way that Richard Vague is. And I think that’s an area where we can be helpful to Target. So that’s credit cards.
     And then number three, real estate. We think, and we’ve thought for a while that it’s a very significant opportunity in Target’s real-estate business. It’s not something that the market gives Target any credit for.
     We had developed a transaction that we think would create a fair amount of value, which so far we’ve not been successful convincing the company. But I think part of that is that there’s no one on the board with any real real-estate background.

     We’re proposing Michael Ashner. Michael is, in addition to being the CEO of New York Stock Exchange real estate investment trust, he’s a major owner, operator, manager of real estate. So he’s both a —
     POPPER: So his company is Winthrop? Is that -?
     ACKMAN: Winthrop, yes. He’s got a public company called Winthrop, and he’s got a private - large private management business. And he’s really both an operating executive in real estate, as well as an investor in real estate.
     POPPER: So you want to see him manage that REIT strategy that you were talking about, or help —
     ACKMAN: Well I think he could certainly give the board perspective from a real-estate person’s point of view as to whether our strategy or another one is a good idea, with respect to real estate for the company.
     So those are four. Myself — I’m proposing myself to the board. What I bring to the board is number one, we’re obviously a large shareholder. There are no large shareholders on the board of Target. And obviously getting a 7-8 percent shareholder on the board, I think is good from a shareholder point of view.
     Also I’ve got a fair amount of experience working with companies on increasing the value of their businesses over time.
     POPPER: One more then.
     ACKMAN: One more slot, Ron Gilson, we’re proposing. Ron is a — he’s a professor at both Stanford and a joint appointment at Columbia University. His expertise is corporate governance, corporate finance. He’s a business person’s lawyer. And he’s very highly regarded — arguably top one or two in his field.
     POPPER: OK. So you’re proposing these guys. Is this going to be a proxy battle now? Because you’d said you weren’t going to go there.
     ACKMAN: I didn’t think we were — I wouldn’t call it a battle. I would say the following.
     It’s interesting, in America when there’s an election, there’s usually at least two candidates, except for corporate boards. It’s kind of what I call a — the only Stalinesque election process in America.
     So really what we’re going to do is we’re going to propose — there are five open seats. We’re going to propose five outstanding candidates. There’s myself, four totally independent directors. We have no agreements or understanding for them about — frankly I haven’t even spoken to them in any kind of detail about our real estate -
     (CROSSTALK)

     POPPER: But all these guys have agreed to run for the board at this point, right?
     ACKMAN: That’s correct.
     POPPER: Right, OK.
     ACKMAN: That’s correct.
     POPPER: And what’s Target — you have been talking to Target. You’ve tried to get them to allow you to nominate somebody. And I guess those negotiations broke down or —
     ACKMAN: We proposed adding two people to the board. We met with the chairman of the nominating committee and another member of the nominating committee. And had a lovely meeting, but ultimately they came back to us and said that they wouldn’t approve either one of our nominees.
     POPPER: And why was that?
     ACKMAN: They didn’t say.
     POPPER: OK. So this board change, you think, fixes the issues at Target, or helps you to fix the issues at Target? You’re still pushing your real-estate strategy, talking to the company about that. Where do those talks stand?
     ACKMAN: I think at this point I would say we’re not pushing a real-estate transaction. We’re really focused holistically on each element of the business. Retail, real estate, credit card.
     And I think that board members with significant operating and relevant expertise can be helpful to the company. And I think the CEO, if he could say so, I think, would welcome people with experience — relevant experience in each of these areas to his board.
     POPPER: Do you like the CEO or do you want to see this board take him —
     (CROSSTALK)
     ACKMAN: Very much. This is not your classic proxy contest or proxy battle, as you were describing, in the sense that we — this is a company we have a very high regard for. This is a management team we have a high regard for.
     These are individuals on the board that are — they’re outstanding executives in their particular area.
     But we think this board at this stage of the world, particularly in a difficult economic environment with the credit business under a lot of challenge, with real estate an opportunity for them to explore, or even on the retail side, they’ve really — and I would say our disappointment with Target on the retail side is we thought Target would be where Wal-Mart has been during these difficult economic times.

     Our view is Target’s a very — it’s a great business. It’s very inexpensive, high-quality merchandise.
     POPPER: But it’s got a concentration in clothes, which during a downturn do worse traditionally than some of the other stuff that Wal-Mart sells, right?
     ACKMAN: Yes, but still we feel like the business is underperforming where it should. So I think that having executives with experience we think would be very, very helpful to the company.
     If you look at the existing board, there are executives with telecom experience, there’s — but the slate that we’re competing against is — there’s a woman from McDonald’s on the marketing side. I think Target really does an outstanding job on marketing. There’s a telecommunication executive.
     But there isn’t retail, real estate, credit cards. And that’s where they need some help.
     POPPER: Right. Now what do you — you must have an agenda, because you always do have a cleanup agenda. These companies that you get involved in, we know that you want to do — you want them to spin off their real estate into a REIT and lease it back. What do you want to see them do with credit cards?
     ACKMAN: We, when we met with Target, we took a position initially — our first initiative with Target was really to get them out of the risk associated with the credit card business. And the risk comes from two forms.
     One, credit risk. And the second, from funding risk. They need to access capital to fund the growth, or even the existing assets in the business. And we made a presentation to the company in early August of 2007. About a month or -
     POPPER: They sort of implemented part of that, right? They —
     (CROSSTALK)
     ACKMAN: They hired Goldman Sachs. They ran a process. But they did not shift the credit risk away from Target to the banks. What they chose to do — and instead, I think they wanted to keep control of underwriting. And obviously if you keep control of underwriting, it’s very hard to get a bank to assume the credit risk.
     And so now Target unfortunately is still stuck with the credit risk. And still stuck with half —
     (CROSSTALK)
     POPPER: — you’d get rid of the rest of that, even though potentially in this market you’re going to get a terrible price?

     ACKMAN: Well, it’s not clear today that, in light of how the world has changed, that they can — they certainly can’t do the deal they could have done a couple of years ago. But it’s something that’s worth a close inspection. And perhaps there is a transaction that can be done, or at least there’s a way to optimize the business beyond its current state.
     POPPER: Let me ask you about your shareholders in this fund. You told them in March that they could redeem shares. Did you get a lot of redemptions?
     ACKMAN: Most of the investors elected to stay. And when you have an entity, even a 2-1 leveraged single stock entity down 90 percent, it’s nothing to be proud of. And we had at least a couple investors who wanted to exit. And you can’t just let one or two people out without letting everyone out. So we tried to do what’s fair.
     And what’s fair is we allowed everyone out who wanted to get out. We allowed everyone who wanted to add to their investment to add. I made a very significant incremental personal —
     POPPER: $25 million yourself.
     ACKMAN: $25 million, which is a lot of money. And a number of other investors added capital. We used the new money to redeem the old investors, plus some sales of some options.
     POPPER: So how long can this fund stay open at this point? What are your investors telling you in terms of what they want you to do with Target? And are they asking you to pare down as soon as you can?
     ACKMAN: No. The investors — the good thing about going through a process like this is the people who are sticking along — are in, are in to win, so to speak. This is an investment that we’re going to own probably for several or more years. And there’s a lot of opportunity from here.
     I think if we — if nothing for — if we’re completely unsuccessful, I still think it’s going to be a decent investment over the next couple of years. But if we can get a real estate transaction done, if there’s some opportunities on the credit card side, if perhaps there are opportunities on the overhead structure of the business, there are lots of different areas that are worth looking at, I think, as a —
     Had I been on the board at the time they were looking at a credit card — are you running out of time?
     POPPER: Yes, sorry. We’re running out of time here, Bill. But thank you for talking to us about your new strategy with the Target board.
* *  *

Additional Information
In connection with Target’s 2009 Annual Meeting of Shareholders, certain affiliated funds of Pershing Square Capital Management, L.P. expect to file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS OF TARGET ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents relating to the solicitation of proxies by affiliates of Pershing Square will be available at no charge on the SEC’s website at http://www.sec.gov. In addition, Pershing Square will provide copies of the proxy statement and other relevant documents without charge upon request. Request for copies shall be directed to the proxy solicitor of Pershing Square, D. F. King & Co., Inc. at 1-800-290-6427.
Certain affiliated funds of Pershing Square and certain of their members and employees and Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies with respect to Pershing Square’s nominees. Information regarding the Participants will be available in the proxy statement when it is filed with the SEC.
Cautionary Statement Regarding Forward-Looking Statements
This transcript contains forward-looking statements. All statements contained in this transcript that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. These statements are based on current expectations of Pershing Square Capital Management, L.P. and its affiliates and currently available information. They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate. Pershing Square does not assume any obligation to update any forward-looking statements contained in this transcript.